Exhibit 10.1

FORIAN INC.

SECOND AMENDMENT TO 2020 EQUITY INCENTIVE PLAN
This Second Amendment (the “Amendment”) to the 2020 Equity Incentive Plan (the “Plan”) of Forian Inc., a Delaware corporation (the “Company”), is effective as of the date set forth below. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

Background

A. The Plan was established to provide designated individuals with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards.

B. Effective June 15, 2022, the Plan was amended to increase the number of shares authorized for issuance under the Plan by an additional 2,400,000 shares of Company Stock from 4,000,0000 shares initially authorized to 6,400,000 shares.

C. Immediately prior to this Amendment, there are 6,400,000 shares of Company Stock authorized for issuance under the Plan.

D.    The Company desires to amend the Plan to increase the number of shares authorized for issuance under the Plan by an additional 4,000,000 shares of Company Stock.

E. Section 15(a) of the Plan permits the Company’s Board of Directors to amend the Plan at any time, subject to approval by the Company’s stockholders, as applicable.

Amendment

1. Shares Authorized. Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued pursuant to Grants under this Plan is 10,400,000 shares, each of which may be granted as Incentive Stock Options, Nonqualified Stock Options, Stock Awards, Stock Units, SARs or Other Equity Awards.”

2. General. The terms and conditions of Section 21 of the Plan shall apply to this Amendment and the Plan shall remain in full force and effect except as modified by this Amendment.

3. Effective Date. This Amendment shall be effective on the date on which it is approved by the Company’s stockholders.